QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-165827, 333-168631 and 333-172794) of our reports dated March 15, 2012 relating to the consolidated financial statements and financial statement schedule of Meru Networks, Inc. and its subsidiaries, and the effectiveness of internal control over financial reporting as of December 31, 2011, which appear in Meru Networks, Inc.'s Annual Report on Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
March 15, 2012

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM